EXHIBIT 21(i)

STRYKER CORPORATION

LIST OF SUBSIDIARIES

As of February 28, 2005

State or Country
Name of Subsidiary	of Incorporation

Alcott Indemnity Company	Vermont
Benoist Girard SAS	France
B.V. Favro	The Netherlands
Colorado Biomedical, Inc.	Colorado
Diagnostic Treatment Rehabilitation Clinic Limited	United Kingdom
Diocom B.V.	The Netherlands
eTrauma.com Corp.	Delaware
Fourth Generation, Inc.	Delaware
Howmedica International S. de R.L.	Panama
Howmedica Leibinger Inc.	Delaware
Howmedica Osteonics Corp.	New Jersey
Image Guided Technologies, Inc.	Colorado
LifeSigns Management, Inc.	Michigan
Nettrick Limited	Ireland
3090720 Nova Scotia Limited	Canada
N.V. Stryker S.A.	Belgium
Osteo France SARL	France
Pficonprod Pty. Ltd.	Australia
Physiotherapy Associates, Inc.	Michigan
R.S. Network, Inc.	Illinois
SpineCore, Inc.	Delaware
SSI Divestiture, Inc.	Massachusetts
Stryker AB	Sweden
Stryker Australia LLC	Delaware
Stryker Australia Pty. Ltd.	Australia
Stryker (Barbados) Foreign Sales Corporation	Barbados
Stryker Bertec Medical Inc.	Canada
Stryker Beteiligungs GmbH	Germany
Stryker Biotech LLC	Michigan
Stryker Biotech France SARL	France
Stryker B.V.	The Netherlands
Stryker Canada Holding Company	Canada
Stryker Canada Inc.	Canada
Stryker Canada LP	Canada
Stryker Canadian Management Inc.	Canada
Stryker Capital B.V.	The Netherlands
Stryker China Limited	Hong Kong
Stryker Communications, Inc.	Delaware
Stryker Corporation (Chile) y Compania Limitada	Chile
Stryker Corporation (Malaysia) Sdn. Bhd.	Malaysia
Stryker do Brazil Ltda.	Brazil
Stryker Development LLC	Delaware
Stryker Far East, Inc.	Delaware
Stryker Finance B.V.	The Netherlands
Stryker France S.A.S.	France
Stryker France Holding SNC	France
Stryker Funding Corporation	Michigan
Stryker Hellas E.P.E.	Greece
Stryker Holdings B.V.	The Netherlands
Stryker Howmedica B.V.	The Netherlands
Stryker Howmedica GmbH & Co. KG	Germany
Stryker-Howmedica Osterreich GmbH	Austria
Stryker Howmedica Verwaltungs-GmbH	Germany
Stryker Iberia, S.L.	Spain
Stryker IFSC Limited	Ireland
Stryker (India) Private Limited	India
Stryker International Inc.	Delaware
Stryker Ireland Limited	Ireland
Stryker Italia S.r.l.	Italy
Stryker Japan Holding K.K.	Japan
Stryker Japan Holdings B.V.	The Netherlands
Stryker Japan K.K.	Japan
Stryker Korea Ltd.	Korea
Stryker Leibinger GmbH & CO. KG	Germany
Stryker Luxembourg Holdings S.a.r.l.	Luxembourg
Stryker Mexico, S.A. de C.V.	Mexico
Stryker Netherlands B.V.	The Netherlands
Stryker New Zealand Limited	New Zealand
Stryker Osteonics (Proprietary) Limited	South Africa
Stryker Osteonics Romania S.r.l.	Romania
Stryker-Osteonics SA	Switzerland
Stryker Pacific Limited	Hong Kong
Stryker Polska Sp.z.o.o.	Poland
Stryker Portugal - Produtos Medicos Unipessoal, Lda.	Portugal
Stryker Puerto Rico Limited	Ireland
Stryker SA	Switzerland
Stryker Sales Corporation	Michigan
Stryker Singapore Private Limited	Singapore
Stryker Spain Holding, S.L.	Spain
Stryker Spine	France
Stryker Spine SA	Switzerland
Stryker Trauma	France
Stryker Trauma AG	Switzerland
Stryker Trauma GmbH	Germany
Stryker Trauma Holding GmbH	Germany
STRYKER UK HOLDING LTD	United Kingdom
Stryker UK Limited	United Kingdom
Stryker U.S. Holding LLC	Delaware

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.

Stryker Corporation effectively controls:

Mid Atlantic Outpatient Rehab Network, LLC	Maryland
Physiotherapy Associates NRH Rehab	Maryland
Physiotherapy Associates - Union Rehab, LLC	Maryland
Stryker India Medical Equipment Private Limited	India